Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Radius Global Infrastructure, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-261014) on Form S-3, (No. 333-256968) on Post-Effective Amendment No. 1 to Form S-1 on Form S-3, and (No. 333-249453) on Form S-8 our reports dated March 1, 2023 with respect to the consolidated financial statements of Radius Global Infrastructure, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 1, 2023